UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2021 (March 3, 2021)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2021, the Board of Directors, or the Board, of On Track Innovations Ltd., or the Company, appointed Mr. Uri Arazy, effective as of March 3, 2021, as a director on the Board, to serve until the next general meeting of shareholders of the Company at which directors are being elected or as set forth in the Company’s Articles of Association. As a director of the Company, Mr. Arazy will be entitled to the same cash and equity compensation payable to the other non-executive directors of the Company, subject to the approval of the Company’s shareholders. Mr. Arazy was not appointed to serve on any Board committee.

Mr. Arazy, age 63, served in a variety of positions in Intel Corporation between 1988 and 2019. Between 2005 and 2019, Mr. Arazy served as an Investment Director of Intel Capital Israel and executed more than 100 equity, debt financing and exit transactions. In the past 5 years, Mr. Arazy invested and served on the board of directors of several technology startups. Mr. Arazy holds a B.A. in Computer Science from Queens College, NY, an M.Sc. in Computer Science from Columbia University, NY, an M.B.A. from Tel Aviv University and Northwestern University and an M.A. in Security and Diplomacy from the Tel Aviv University.

There is no arrangement or understanding between Mr. Arazy and any other person pursuant to which he was selected as a Director. There are no transactions, relationships or agreements between Mr. Arazy and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: March 5, 2021	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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